Contact:	Doug Guarino Jon Russell	Director of Corporate Relations Vice President of Finance	781-647-3900
INVERNESS MEDICAL INNOVATIONS ANNOUNCES
THIRD QUARTER 2007 RESULTS

WALTHAM, MA...October 31, 2007...Inverness Medical Innovations, Inc. (AMEX: IMA), a global leader in rapid point-of-care diagnostic products, today announced its financial results for the quarter ended September 30, 2007.
In the third quarter of 2007, the Company recorded net revenue of $237.6 million compared to net revenue of $144.9 million in the third quarter of 2006. The revenue increase was primarily due to increased sales in our Professional Diagnostic segment contributed by businesses acquired, which contributed $94.3 million of the increased product revenue, offset by a decrease of $17.1 million in revenue as compared to the prior year’s quarter as a result of our second quarter of 2007 formation of a joint venture for our Consumer Diagnostics business with the Procter & Gamble Company.
For the third quarter of 2007, the net loss prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) was $180.6 million, or $3.74 per diluted common share, compared to net loss of $9.7 million, or $0.27 per common share, for the third quarter of 2006. The Company reported adjusted cash basis net income of $14.9 million, or $0.29 per diluted common share, for the third quarter of 2007, compared to adjusted cash basis net income of $5.7 million, or $0.15 per diluted common share, for the third quarter of 2006.
The Company’s GAAP results for the third quarter of 2007 include amortization of $19.9 million, the write-off of $169.0 million of in-process research and development acquired in connection with the Biosite acquisition, $0.5 million of restructuring charges, $3.3 million of stock-based compensation expense, and a $6.3 million charge related to the write-up to fair market value of inventory acquired in connection with the Biosite and Cholestech acquisitions. GAAP results for the third quarter of 2006 include amortization of $6.4 million, the write-off of $5.0 million of in-process research and development acquired in connection with the Clondiag acquisition, a $1.2 million restructuring charge, $1.3 million of non-cash stock-based compensation expense and $1.3 million of prepayment penalties and a write-off of debt origination costs upon early extinguishment of related debt. These amounts, net of tax, have been excluded from the adjusted cash basis net income per common share for the respective quarters.

A detailed reconciliation of the Company’s adjusted cash basis net income, which is a non-GAAP financial measure, to net loss under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.
The Company will host a conference call beginning at 10:00 a.m. (Eastern Time) today, October 31, 2007, to discuss these results as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.
The conference call can be accessed by dialing 973-582-2700 (domestic and international), an access code is not required, or via a link on the Inverness website at www.invernessmedical.com. It is also available via link at http://orion.calleci.com/servlet/estreamgetevent?id=8129&folder=webstream using Real Player or via link at http://orion.calleci.com/servlet/estreamgetevent?id=8128&folder=webstream using Windows Media. A telephone replay of the call will be available by dialing 973-341-3080 (domestic and international) with an access code of 9393875. That replay will be available until 12:00 midnight (Eastern Time) on November 3, 2007. An on-demand webcast of the call will be available at the Inverness website (www.invernessmedical.com/News.cfm) two hours after the end of the call and will be accessible for 30 days. Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the same website beginning shortly before the conference call and will continue to be available on this website for 30 days.
For more information about Inverness Medical Innovations, please visit our website at http://www.invernessmedical.com.
By developing new capabilities in near-patient diagnosis, monitoring and health management, Inverness Medical Innovations enables individuals to take charge of improving their health and quality of life. A global leader in rapid point-of-care diagnostics, Inverness’ products, as well as its new product development efforts, focus on infectious disease, cardiology, oncology, drugs of abuse and women’s health. Inverness is headquartered in Waltham, Massachusetts.
Source: Inverness Medical Innovations

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Three Months Ended September 30, 2007					Three Months Ended September 30, 2006
				Non-GAAP					Non-GAAP
				Adjusted					Adjusted
		Non-GAAP		Cash			Non-GAAP		Cash
	GAAP	Adjustments		Basis (a)		GAAP	Adjustments		Basis (a)
Net revenue	$237,636			$237,636		$144,912	$—		$144,912
Cost of sales	127,338	(13,938)	(c)(d)(f)	113,400		83,767	(4,028)	(b)(c)(d)	79,739

Gross profit	110,298	13,938		124,236		61,145	4,028		65,173
Gross margin	46%			52%		42%			45%

Operating expenses:
Research and development	20,530	(1,535)	(b)(c)(d)	18,995		11,065	(1,591)	(b)(c)(d)	9,474
Purchase of in-process research and development	169,000	(169,000)	(g)	—		4,960	(4,960)	(g)	—
Selling, general and administrative	77,243	(14,393)	(b)(c)(d)	62,850		44,076	(3,352)	(b)(c)(d)	40,724

Operating (loss) income	(156,475)	198,866		42,391		1,044	13,931		14,975
Interest and other income (expense), net	(25,775)	112	(c)	(25,663)		(9,106)	1,335	(e)	(7,771)
Income tax (benefit) provision	(1,638)	3,449	(h)	1,811		1,621	(95)	(h)	1,526

Net (loss) income	$(180,612)	$195,529		$14,917		$(9,683)	$15,361		$5,678

Net (loss) income per common share:
Basic	$(3.74)			$0.31		$(0.27)			$0.16

Diluted	$(3.74) (i)			$0.29	(j)	$(0.27) (i)			$0.15	(j)

Weighted average common shares — basic	48,256			48,256		35,396			35,396
Weighted average common shares — diluted	48,256 (i)			51,483	(j)	35,396 (i)			36,919	(j)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) non-cash charges including amortization expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.

(b)	Restructuring charge associated with the decision to close facilities of $0.5 million and $1.2 million for the three months ended September 30, 2007 and 2006, respectively. The $0.5 million charge for the three months ended September 30, 2007 includes: $0.3 charged to research and development and $0.2 charged to selling, general and administrative expense. The $1.2 million charge for the three months ended September 30, 2006 includes: $0.6 million charged to cost of sales, $0.3 million charged to research and development and $0.3 million charged to selling, general and administrative expense.

(c)	Amortization expense of $19.9 million and $6.4 million included in the third quarter of 2007 and 2006 GAAP results, respectively, including $7.5 million and $3.3 million charged to cost of sales, $0.6 million and $1.0 million charged to research and development, $11.7 million and $2.1 million charged to selling, general and administrative expense, and $0.1 charged to other income in the respective quarters.

(d)	Compensation costs of $3.3 million and $1.3 million associated with stock-based compensation expense, including $0.1 million and $0.1 million charged to cost of sales, $0.6 million and $0.3 million charged to research and development and $2.5 million and $0.9 million charged to selling, general and administrative, in the respective quarters.

(e)	Write-off of debt origination costs upon early extinguishment of related debt, which constitutes a charge having a significant negative impact on results yet does not occur on a consistent or regular basis in our business.

(f)	A write-off in the amount of $5.1 million and $1.2 million during the three months ended September 30, 2007, relating to an inventory adjustment recorded in connection with the acquisition of Biosite, Inc. and Cholestech Corp., respectively.

(g)	Purchase of in-process research and development during the three months ended September 30, 2007 includes a write-off of $169.0 million associated with the value of in-process research and development costs incurred in connection with our acquisition of Biosite, Inc. Purchase of in-process research and development during the three months ended September 30, 2006 includes a write-off of $5.0 million associated with the value of in-process research and development costs incurred in connection with our acquisition of Clondiag.

(h)	Tax effect on adjustments as discussed above in notes (b), (c), (d) and (f).

(i)	For the three months ended September 30, 2007 and 2006, potential diluted shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(j)	Included in the weighted average dilutive common shares for the calculation of net income per common share for the three months ended September 30, 2007 and 2006, on an adjusted cash basis, are dilutive shares consisting of 3,227,000 and 1,523,000 common stock equivalent shares from the potential exercise of stock options and awards and warrants. Potential dilutive shares consisting of 2,868,000 common stock equivalent shares from the potential conversion of convertible debt securities for the three months ended September 30, 2007 were not used in the calculation of diluted net income per common share, or on an adjusted cash basis, because inclusion thereof would be antidilutive.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Nine Months Ended September 30, 2007					Nine Months Ended September 30, 2006
				Non-GAAP					Non-GAAP
				Adjusted					Adjusted
		Non-GAAP		Cash			Non-GAAP		Cash
	GAAP	Adjustments		Basis (a)		GAAP	Adjustments		Basis (a)
Net revenue	$551,580			$551,580		$412,446	$—		$412,446
Cost of sales	296,604	(21,611)	(c)(d)(f)	274,993		250,551	(17,130)	(b)(c)(d)	233,421

Gross profit	254,976	21,611		276,587		161,895	17,130		179,025
Gross margin	46%			50%		39%			43%

Operating expenses:
Research and development	44,649	(3,759)	(b)(c)(d)	40,890		34,789	(6,083)	(b)(c)(d)	28,706
Purchase of in-process research and development	169,000	(169,000)	(g)	—		4,960	(4,960)	(g)	—
Selling, general and administrative	224,008	(71,921)	(b)(c)(d)	152,087		121,104	(9,156)	(b)(c)(d)	111,948
Loss on dispositions, net	—	—		—		3,191	(3,191)	(e)	—

Operating (loss) income	(182,681)	266,291		83,610		(2,149)	40,520		38,371
Interest and other income (expense), net	(44,733)	13,999	(c)(h)(i)	(30,734)		(16,836)	(2,943)	(b)(h)	(19,779)
Income tax provision	1,567	10,247	(j)	11,814		3,884	1,410	(j)	5,294

Net (loss) income	$(228,981)	$270,043		$41,062		$(22,869)	$36,167		$13,298

Net (loss) income per common share:
Basic	$(4.89)			$0.88		$(0.70)			$0.41

Diluted	$(4.89) (k)			$0.84	(l)	$(0.70) (k)			$0.39	(l)

Weighted average common shares — basic	46,787			46,787		32,498			32,498
Weighted average common shares — diluted	46,787 (k)			49,070	(l)	32,498 (k)			33,847	(l)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) non-cash charges including amortization expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.

(b)	Restructuring charge associated with the decision to close facilities of $1.5 million and $7.7 million for the nine months ended September 30, 2007 and 2006, respectively. The $1.5 million charge for the nine months ended September 30, 2007 includes: $0.3 charged to research and development and $1.2 million charged to selling, general and administrative. The $7.7 million charge for the nine months ended September 30, 2006 includes: $8.3 million charged to cost of sales, $2.9 million charged to research and development and $0.8 million charged to selling, general and administrative expense, offset by a $4.3 million net foreign currency gain resulting from the closure of our CDIL operation in Ireland recorded to other income.

(c)	Amortization expense of $36.4 million and $16.4 million in the first nine months of 2007 and 2006 GAAP results, respectively, including $13.8 million and $8.5 million charged to cost of sales, $2.1 million and $2.3 million charged to research and development and $20.2 million and $5.6 million charged to selling, general and administrative expense, in the respective periods, with $0.3 million charged to other income during the nine months ended September 30, 2007.

(d)	Compensation costs of $52.2 million and $3.9 million associated with stock-based compensation expense, including $0.3 million and $0.3 million charged to cost of sales, $1.3 million and $0.9 million charged to research and development and $50.6 million and $2.7 million charged to selling, general and administrative. The $50.6 million charged to selling, general and administrative during the nine months ended September 30, 2007 includes $45.2 million of costs associated with stock option acceleration and conversion in connection with our recent acquisition of Biosite, Inc.

(e)	A net loss of $3.2 million during the nine months ended September 30, 2006, resulting from a loss of $4.6 million associated with management’s decision to dispose of our SMB research operation, offset by a $1.4 million gain on the sale of an idle manufacturing facility.

(f)	A write-off in the amount of $6.3 million and $1.2 million during the nine months ended September 30, 2007, relating to an inventory adjustment recorded in connection with the acquisition of Biosite, Inc. and Cholestech Corp., respectively.

(g)	Purchase of in-process research and development during the nine months ended September 30, 2007 includes a write-off of $169.0 million associated with the value of in-process research and development costs incurred in connection with our acquisition of Biosite, Inc. Purchase of in-process research and development during the nine months ended September 30, 2006 includes a write-off of $5.0 million associated with the value of in-process research and development costs incurred in connection with our acquisition of Clondiag.

(h)	Write-off of debt origination costs and prepayment premium paid upon early extinguishment of related debt, which constitutes a charge having a significant negative impact on results yet does not occur on a consistent or regular basis in our business totaling $15.6 million and $1.3 million for the nine months ended September 30, 2007 and 2006, respectively.

(i)	A $1.9 million foreign currency gain realized on the settlement of intercompany notes during the nine months ended September 30, 2007.

(j)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (f), (g) and (h).

(k)	For the nine months ended September 30, 2007 and 2006, potential diluted shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(l)	Included in the weighted average dilutive common shares for the calculation of net income per common share for the nine months ended September 30, 2007 and 2006, on an adjusted cash basis, are dilutive shares consisting of 2,283,000 and 1,348,000 common stock equivalent shares from the potential exercise of stock options and awards and warrants. Potential dilutive shares consisting of 1,471,000 common stock equivalent shares from the potential conversion of convertible debt securities for the nine months ended September 30, 2007 were not used in the calculation of diluted net income per common share, or on an adjusted cash basis, because inclusion thereof would be antidilutive.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in $000s)

	September 30,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$156,079	$71,104
Accounts receivable, net	122,808	100,388
Inventories, net	136,487	78,322
Prepaid expenses and other current assets	117,236	25,730

Total current assets	532,610	275,544

PROPERTY, PLANT AND EQUIPMENT, NET	243,050	82,312
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	2,461,634	679,002
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	254,247	48,913

Total assets	$3,491,541	$1,085,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$8,972	$8,088
Other current liabilities	208,481	134,143
Total current liabilities	217,453	142,231

LONG-TERM LIABILITIES:
Notes payable, net of current portion	1,341,181	194,888
Deferred tax liability	306,123	23,984
Other long-term liabilities	319,735	10,530
Total long-term liabilities	1,967,039	229,402

TOTAL STOCKHOLDERS’ EQUITY	1,307,049	714,138

Total liabilities and stockholders’ equity	$3,491,541	$1,085,771